Exhibit 4.2

PHILLIPS 66 PARTNERS LP and

PHILLIPS 66 PARTNERS FINANCE CORPORATION,

as Issuers,

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of              ,

i

ii

iii

PHILLIPS 66 PARTNERS S LP
PHILLIPS 66 PARTNERS FINANCE CORPORATION

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of                ,

Section 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
Section 311(a)	7.11
(b)	7.11
Section 312(a)	2.6
(b)	12.3
(c)	12.3
Section 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(d)	7.6
Section 314(a)	4.2, 12.5
(b)	Not Applicable
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	12.5
(f)	Not Applicable
Section 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
Section 316(a)	2.10
(a)(1)(a)	6.12
(a)(1)(b)	6.13
(b)	6.8
Section 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
Section 318(a)	12.1

Note:                  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of                        ,          among Phillips 66 Partners LP, a Delaware limited partnership, Phillips 66 Partners Finance Corporation, a Delaware corporation, the Guarantors (as defined herein) party hereto and The Bank of New York Mellon Trust Company, National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (as defined herein).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.                                 Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Issuers in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled”), as used with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“Board of Directors” means, (a) with respect to the Partnership, the board of directors of the general partner of the Partnership or any duly authorized committee thereof, and (b) with respect to Finance Corp, the board of directors of Finance Corp or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the general partner of the Partnership or Finance Corp, as the case may be, to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York or Houston, Texas (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person; and (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at the address set forth in Section 12.2, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Default” means any event, act or condition which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Issuers, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of The United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Finance Corp” means Phillips 66 Partners Finance Corporation, a Delaware corporation, until a successor replaces it and thereafter means the successor.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the Accounting Standards Codification of the

Financial Accounting Standards Board or in such other statements by such other entity as have been approved by the United States Securities and Exchange Commission, which are in effect as of the date of determination.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantor” means each person that executes this Indenture as a guarantor and its respective successors and assigns, in each case until the Guarantee of such person has been released in accordance with the provisions of this Indenture; provided, that such person shall be a Guarantor only with respect to a Series of Securities for which such person has executed a Notation of Guarantee with respect to such Series.

“Holder” or “Securityholder” means a person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Issuers” means the Partnership and Finance Corp; provided, however, that if Finance Corp is not an Issuer of Securities of any Series established under Section 2.2, then “Issuers” means the Partnership with respect to such Securities.

“Issuer Order” means a written order signed in the name of each of the Issuers by an Officer or Officers.

“Issuer Request” means a written request signed in the name of each of the Issuers by an Officer or Officers.

“Maturity,” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notation of Guarantee” means a notation, substantially in the form of Exhibit A, executed by a Guarantor and affixed to each Security of any Series to which the Guarantee of such Guarantor under Article XII applies.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of (a) the general partner of the Partnership, or (b) Finance Corp, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of each of the Issuers by an Officer or Officers.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuers or an Affiliate of the Issuers.

“Partnership” means Phillips 66 Partners LP, a Delaware limited partnership, until a successor replaces it and thereafter means the successor; provided, however, that, for purposes of any provision contained herein which is required by the TIA, “Partnership” shall also mean each other obligor (if any), other than a Guarantor, of a Series of Securities.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Issuers of any Series authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuers created pursuant to Sections 2.1 and 2.2 hereof.

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security or interest is due and payable.

“Subsidiary” of any specified person means a person at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture

Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Section 1.2.                                 Other Definitions.

TERM	DEFINED IN SECTION

“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Guarantee”	10.1	(b)
“Judgment Currency”	12.1	8
“Legal Holiday”	12.7
“mandatory sinking fund payment”	11.1
“New York Banking Day”	12.1	8
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Registrar”	2.4
“Required Currency”	12.1	8
“successor person”	5.1

Section 1.3.                                 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligors” on the indenture securities means the Issuers and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein, are used herein as so defined.

Section 1.4.                                 Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular; and

(e)                                  provisions apply to successive events and transactions.

ARTICLE II.
THE SECURITIES

Section 2.1.                                 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.  Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2.                                 Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally in the case of Subsection 2.2.1, and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.24) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate:

2.2.1.                                          the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;

2.2.2.                                          the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.3.                                          any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

2.2.4.                                          the date or dates on which the principal of the Securities of the Series is payable;

2.2.5.                                          the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall be payable and any regular record date for the interest payable on any interest payment date;

2.2.6.                                          the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

2.2.7.                                          if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Issuers;

2.2.8.                                          the obligation, if any, of the Issuers to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.9.                                          the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Issuers at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.10.                                   if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.11.                                   the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

2.2.12.                                   if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

2.2.13.                                   the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

2.2.14.                                   the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

2.2.15.                                   if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.16.                                   the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

2.2.17.                                   the provisions, if any, relating to any security provided for the Securities of the Series or the Guarantees;

2.2.18.                                   any addition to, deletion of or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

2.2.19.                                   any addition to, deletion of or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

2.2.20.                                   any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

2.2.21.                                   the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Issuers, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed;

2.2.22.                                   any other terms of the Securities of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series;

2.2.23.                                   whether the Securities of such Series are entitled to the benefits of the Guarantee of any Guarantor pursuant to this Indenture, whether any such Guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such Guarantee; and

2.2.24.                                   whether Finance Corp. will act as an Issuer of the Securities of such Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.

Section 2.3.                                 Execution and Authentication.

An Officer or Officers shall sign the Securities for the Issuers by manual or electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of an Issuer Order.  Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on:  (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 12.4, and (c) an Opinion of Counsel complying with Section 12.4 to the effect that:

(i)                                     the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii)                                  the terms of such Securities have been established in conformity with the provisions of this Indenture;

(iii)                               when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities and any related Guarantees will constitute valid and binding obligations of the Issuers and the Guarantors, respectively, enforceable against the Issuers and the Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(iv)                              all conditions precedent to the authentication and delivery of the Securities and, if applicable, the execution of the supplemental indenture, have been complied with.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents or a committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

Section 2.4.                                 Registrar and Paying Agent.

The Issuers shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (the “Paying Agent”) and where Securities of such Series may be surrendered for registration of transfer or exchange (the “Registrar”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange.  The Issuers will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent.  If at any time the Issuers shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations and surrenders.

The Issuers may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain a Registrar and Paying Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers or any of their Affiliates may serve as Registrar or Paying Agent.

The Issuers hereby appoint the Trustee the initial Registrar and Paying Agent for each Series, unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.5.                                 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee in writing of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Partnership) shall have no further liability for the money.  If an Issuer or a Subsidiary of the Partnership acts as the Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuers, the Trustee shall serve as Paying Agent for the Securities.

Section 2.6.                                 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7.                                 Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

Neither the Issuers nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8.                                 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuers and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity bond as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.8, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9.                                 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Issuers, a Subsidiary of the Partnership or an Affiliate of the Issuers) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Issuers may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise.  A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security (but see Section 2.10 below).

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10.                          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuers or any Affiliate of the Issuers shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.                          Temporary Securities.

Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities.  Without unreasonable delay, the Issuers shall prepare and the Trustee upon receipt of an Issuer Order shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities.  Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12.                          Cancellation.

The Issuers at any time may deliver Securities to the Trustee for cancellation. The Trustee shall cancel all Securities surrendered for replacement or cancellation and shall dispose of such canceled Securities (subject to the record retention requirements of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Issuers upon written request of the Issuers.  The Issuers may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation.

Section 2.13.                          Defaulted Interest.

If the Issuers default in a payment of interest on a Series of Securities, they shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date.  The Issuers shall fix the record date and payment date.  At least 10 days before the special record date, the Issuers shall mail to the Trustee and to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid.  The Issuers may pay defaulted interest in any other lawful manner.

Section 2.14.                          Global Securities.

2.14.1.                                   Terms of Securities.  A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.14.2.                                   Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (a) such Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event, or (b) the Issuers execute and deliver to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

2.14.3.                                   Legend.  Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

2.14.4.                                   Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

2.14.5.                                   Consents, Declaration and Directions.  The Issuers, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15.                          CUSIP Numbers.

The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III.
REDEMPTION

Section 3.1.                                 Notice to Trustee.

The Issuers may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities.  If a Series of Securities is redeemable and the Issuers want or are obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, they shall notify the Trustee in writing of the redemption date and the principal amount of the Series of Securities to be redeemed.  The Issuers shall give the notice at least three Business Days before notice of redemption is delivered to the Holders unless a shorter period is satisfactory to the Trustee.

Section 3.2.                                 Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner, including by lot or other method, subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary.  The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000.  Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to the Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and the authorized integral multiples thereof.  Provisions of this Indenture that apply to the Securities of a Series called for redemption also apply to portions of the Securities of that Series called for redemption.

Section 3.3.                                 Notice of Redemption.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed, or in the case of Global Securities, deliver the notice by electronic transmission.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a)                                 the redemption date;

(b)                                 the redemption price;

(c)                                  the name and address of the Paying Agent;

(d)                                 if any Securities are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;

(e)                                  that the Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                   that interest on the Securities of the Series called for redemption ceases to accrue on and after the redemption date unless the Issuers default in the deposit of the redemption price;

(g)                                  the CUSIP number, if any;

(h)                                 the applicable section of the indenture and the Security pursuant to which the redemption is occurring; and

(i)                                     any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense, provided, however, that the Issuers have delivered to the Trustee, at least three Business Days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice in the form of a copy of the notice to the Holders.

Section 3.4.                                 Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered as provided in Section 3.3, the Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price.  Except as otherwise provided in the supplemental indenture, Board Resolution or Officer’s Certificate for a Series, a notice of redemption pertaining to such Series may not be conditional.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.5.                                 Deposit of Redemption Price.

On or before 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.6.                                 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV.
COVENANTS

Section 4.1.                                 Payment of Principal and Interest.

The Issuers covenant and agree for the benefit of the Holders of each Series of Securities that they will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.  On or before 11:00 a.m., New York City time, on the applicable payment date, the Issuers shall deposit with the Paying Agent money sufficient (as determined by the Issuers) to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.

Section 4.2.                                 SEC Reports.

To the extent any Securities of a Series are outstanding, the Partnership shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Partnership is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Partnership also shall comply with the other provisions of TIA § 314(a). Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.2, provided, however, that for the avoidance of doubt, the Trustee shall have no responsibility whatsoever to determine if such filing or posting has occurred.

Delivery of reports, information and documents to the Trustee under this Section 4.2 are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.3.                                 Compliance Certificate.

The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall, so long as any Securities are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Partnership, a statement signed by an Officer, which need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer, he or she would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Issuers and any Guarantor of their obligations under this Indenture, and further stating that to the best of his or her knowledge the Issuers and any Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Issuers or the Guarantor, as the case may be, is taking or proposes to take with respect thereto)

The Partnership will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.4.                                 Waiver of Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Issuers (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE V.
SUCCESSORS

Section 5.1.                                 When Issuers May Merge, Etc.

An Issuer may not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person (a “successor person”) unless:

(a)                                 either (i) the Issuer is the surviving entity or (ii) the successor person (if other than the Issuer) is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Issuer’s obligations on the Securities and under this Indenture;

(b)                                 immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)                                  if the Issuer is not the successor person, then each Guarantor, unless it has become the successor person, shall confirm that its Guarantee shall continue to apply to the obligations under the Securities and this Indenture to the same extent as prior to such merger, sale, conveyance, transfer, lease or other disposition, as applicable; and

(d)                                 The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture hereto comply with this Indenture.

Notwithstanding the above, any Subsidiary of the Partnership may consolidate with, merge into or transfer all or part of its properties to the Partnership. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.2.                                 Successor Person Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets, of an Issuer in accordance with Section 5.1, the successor person formed by such consolidation or into or with which an Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor person has been named as an Issuer herein; provided, however, that the predecessor Issuer in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE VI.
DEFAULTS AND REMEDIES

Section 6.1.                                 Events of Default.

“Event of Default,” wherever used herein with respect to the Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture hereto or Officer’s Certificate it is provided that such Series shall not have the benefit of said Event of Default:

(a)                                 default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Issuers with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

(b)                                 default in the payment of principal of any Security of that Series at its Maturity;

(c)                                  default in the performance or breach of any covenant or agreement of the Issuers in this Indenture (other than defaults pursuant to paragraphs (a) or (b) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of the Series of Securities other than that Series), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, (i) to the Issuers by the Trustee or (ii) to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)                                 either of the Issuers pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)                              makes a general assignment for the benefit of its creditors;

(e)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against either of the Issuers in an involuntary case,

(ii)                                  appoints a Custodian of either of the Issuers or for all or substantially all of its property, or

(iii)                               orders the liquidation of either of the Issuers,

and the order or decree remains unstayed and in effect for 90 days; or

(f)                                   any other Event of Default provided with respect to the Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.18.

The term “Bankruptcy Law” means Title 11 of the U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2.                                 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d)or (e)), then in every such case the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount

(or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable.  If an Event of Default specified in Section 6.1(d) or (e) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Securities of that Series, other than the non-payment of the principal and interest, if any, of the Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3.                                 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant that if:

(a)                                 default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days (unless the entire amount of such payment is deposited by the Issuers with the Trustee or a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period),

(b)                                 default is made in the payment of principal of any Security at the Maturity thereof, or

(c)                                  default is made in the deposit of any sinking fund payment when and as due by the terms of any Security,

then the Issuers will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers, any Guarantor or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuers, any Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, subject to Article VII of this Indenture, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4.                                 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their respective creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5.                                 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6.                                 Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:                                       To the payment of all amounts due the Trustee under Section 7.7;

Second:                      To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third:                                 To the Issuers or the Guarantors, as applicable.

Section 6.7.                                 Limitation on Suits.

No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b)                                 the Holders of at least 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood, intended and expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.

Section 6.8.                                 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9.                                 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.                          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.                          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.                          Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture,

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(c)                                  subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and

(d)                                 prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.13.                          Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14.                          Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII.
TRUSTEE

Section 7.1.                                 Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series in accordance with Section 6.12.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.1.

(e)                                  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)                                 The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section and in Section 7.2, each with respect to the Trustee.

Section 7.2.                                 Rights of Trustee.

(a)                                 The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an instruction, an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.  No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof, or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i)                                     In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                                    The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.3.                                 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or any Affiliates of the Issuers with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4.                                 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.5.                                 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee (as provided in Section 7.2(h)), the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after the Trustee has knowledge of such Default or Event of Default (as provided in Section 7.2(h)).  Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

Section 7.6.                                 Reports by Trustee to Holders.

Within 60 days after each anniversary of the date of this Indenture, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such reporting date that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date with respect to a Series, no report need be transmitted to Securityholders of such Series. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA Sections 313(c) and 313(d)

A copy of each report at the time of its mailing or delivery to Securityholders of any Series shall be filed with the SEC and each national securities exchange on which the Securities of that Series are listed.  The Issuers shall promptly notify the Trustee in writing when Securities of any Series are listed or cease to be listed on any national securities exchange.

Section 7.7.                                 Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation for its services as the Issuers and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Issuers and the guarantors, jointly and severally, shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any cost, loss, damage, claims expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it in the performance of its duties under this Indenture as Trustee or Agent, except as set forth in the next paragraph. The Trustee shall notify the Issuers and the guarantors promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers and the guarantors shall not relieve the Issuers and the guarantors of their obligations under this Section 7.7 except to the extent that the Issuers are materially prejudiced thereby. The Issuers and the guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Issuer and the guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. The Issuers and the guarantors need not pay for any settlement made without their consent.

The Issuers need not reimburse any expense or indemnify against any loss or liability determined to be caused by the Trustee through willful misconduct or negligence.

To secure the Issuers’ and the guarantors’ payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the

Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 7.8.                                 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Issuers at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Issuers.  The Issuers may remove the Trustee with respect to the Securities of one or more Series if:

(a)                                 the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of

Securities for which it is acting as Trustee under this Indenture.  A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ and the guarantors’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.                                 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10.                          Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall always have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).

Section 7.11.                          Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII.
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1.                                 Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Issuers, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when

(a)                                 either

(i)                                     all outstanding Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Securities not theretofore delivered to the Trustee for cancellation

(1)                                 have become due and payable,

(2)                                 will become due and payable at their Stated Maturity within one year,

(3)                                 have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, or

(4)                                 are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Issuers, in the case of (1), (2) or (3) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)                                 the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(c)                                  the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 8.1, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5, shall survive.

If the Issuers exercise the satisfaction and discharge provisions in compliance with this Indenture with respect to Securities of a particular Series that are entitled to the benefit of the Guarantee of any Guarantor, the Guarantee will terminate with respect to that Series of Securities.

Section 8.2.                                 Application of Trust Funds; Indemnification.

(a)                                 Subject to the provisions of Section 8.5, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.3 or 8.4 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.1, 8.3 or 8.4.

(b)                                 The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 8.1, 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)                                  The Trustee shall deliver or pay to the Issuers from time to time upon an Issuer Order any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Section 8.1, 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3.                                 Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2, to be inapplicable to Securities of any Series, the Issuers shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect and any Guarantee will terminate with respect to that Series of Securities (and the Trustee, at the expense of the Issuers, shall, upon receipt of an Issuer Order, execute instruments acknowledging the same), except as to:

(a)                                 the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)                                 the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and

(c)                                  the rights, powers, trust and immunities of the Trustee hereunder and the Issuers’ and guarantors’ obligations in connection therewith;

provided that the following conditions shall have been satisfied:

(d)                                 the Issuers shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund or payments in respect of all of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(e)                                  no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 6.1(d) and (e), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day);

(f)                                   the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

(g)                                  the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.3 have been complied with.

Section 8.4.                                 Covenant Defeasance.

Unless this Section 8.4 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Issuers shall be released from their obligations with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5 and 5.1 as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1):

(a)                                 With reference to this Section 8.4, the Issuers have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(b)                                 No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 6.1(d) and (e), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day);

(c)                                  The Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(d)                                 The Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section 8.4 have been complied with.

Section 8.5.                                 Repayment to Issuers.

Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal and interest that remains unclaimed for two years.  After that, the Securityholders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.6.                                 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and guarantors under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Issuers have made payment of principal of or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

ARTICLE IX.
AMENDMENTS AND WAIVERS

Section 9.1.                                 Without Consent of Holders.

The Issuers, any Guarantors and the Trustee may modify and amend or supplement this Indenture or the Securities of one or more Series or waive any provision hereof or thereof without the consent of any Securityholder then outstanding:

(a)                                 to cure any ambiguity, omission, defect or inconsistency;

(b)                                 to comply with Article V;

(c)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)                                 to surrender any of the Issuers’ rights or powers under this Indenture;

(e)                                  to add covenants or events of default for the benefit of the holders of Securities of any Series;

(f)                                   to comply with the applicable procedures of the applicable depositary;

(g)                                  to make any change that does not adversely affect the rights of any Securityholder as determined in good faith by the Issuers, as evidenced in an Officer’s Certificate delivered to the Trustee;

(h)                                 to provide for the issuance of and establish the form and terms and conditions of the Securities of any Series as permitted by this Indenture;

(i)                                     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(j)                                    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(k)                                 to evidence the succession of another person to an Issuer, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of such Issuer the pursuant to Article V;

(l)                                     to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded;

(m)                             to reflect the release of any Guarantor in accordance with the terms of the Indenture; or

(n)                                 to add Guarantors with respect to any or all of the Securities or to secure any or all of the Securities or the Guarantee.

Section 9.2.                                 With Consent of Holders.

The Issuers, any Guarantors and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series.  Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Issuers with any provision of this Indenture or the Securities with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of Securities affected thereby a notice briefly describing the supplemental indenture or waiver.  Any failure by the Issuers to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3.                                 Limitations.

Without the consent of each Securityholder affected, an amendment or waiver may not:

(a)                                 reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

(c)                                  reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(d)                                 reduce the principal amount of the Discount Securities payable upon acceleration of the maturity thereof;

(e)                                  waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except in connection with a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a related waiver of the payment default that resulted from such acceleration);

(f)                                   make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

(g)                                  make any change in Sections 6.8 or 6.13 or this clause (g); or

(h)                                 waive a redemption payment with respect to any Security, provided that such redemption is made at the Issuers’ option.

Section 9.4.                                 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5.                                 Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 120-day period.

Section 9.6.                                 Notation on or Exchange of Securities.

The Issuers or the Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated.  The Issuers in exchange for the Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 9.7.                                 Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel or an Officer’s Certificate, or both, complying with Section 12.4 as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture.  The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE X.
GUARANTEES

Section 10.1.                          Unconditional Guarantee.

(a)                                 Notwithstanding any provision of this Article to the contrary, the provisions of this Article shall be applicable only to, and inure solely to the benefit of, the Securities of any Series designated, pursuant to Section 2.2.23, as entitled to the benefits of the Guarantee of each Guarantor identified in such designation and that has executed a Notation of Guarantee with respect to such Series.

(b)                                 For value received, each Guarantor hereby, jointly and severally, fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of and interest on each Series of Securities for which such Guarantor has executed a Notation of Guarantee with respect to such Series and all other amounts due and payable under this Indenture and the Securities of such Series by the Issuers, when and as such principal and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Securities and this Indenture, subject to the limitations set forth in Section 10.3.

(c)                                  Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately.  Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantee (including the Guarantee of any other Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against either Issuer or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Guarantors.  Each Guarantor hereby agrees that, in the event of a default in payment of the principal of or interest on the Securities entitled to the Guarantee of such Guarantor, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Issuers or any other Guarantor.

(d)                                 Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of either Issuer or any of the Guarantors, and all demands whatsoever and (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it.  Each Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by any person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of either Issuer or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e)                                  Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Issuers in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture and the Guarantee; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Securities entitled to the Guarantee of such Guarantor and the Guarantee shall have been paid in full or discharged.

Section 10.2.                          Execution and Delivery of Notation of Guarantee.

To evidence the Guarantee of a Guarantor of a Series of Securities, a Notation of Guarantee, executed by either manual or facsimile signature of an Officer of such Guarantor,

shall be affixed on each Security entitled to the benefits of the Guarantee of such Guarantor.  If any Officer of any Guarantor whose signature is on a Notation of Guarantee no longer holds that office at the time the Trustee authenticates a Security to which such Notation of Guarantee is affixed or at any time thereafter, the Guarantee of such Security shall be valid nevertheless.

Section 10.3.                          Limitation on Guarantors’ Liability.

Each Guarantor by its acceptance hereof and each Holder of a Security entitled to the benefits of the Guarantee hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law.  To effectuate the foregoing intention, each Holder of a Security entitled to the benefits of the Guarantee and each Guarantor hereby irrevocably agrees that the obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Guarantee, not result in the obligations of such Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 10.4.                          Release of Guarantors from Guarantee.

(a)                                 Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in Sections 8.1 and 8.3 and in this Section 10.4.  Provided that no Default shall have occurred and shall be continuing under this Indenture, the Guarantee incurred by a Guarantor pursuant to this Article shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an Affiliate of the Partnership, of all of the Partnership’s direct or indirect equity interests in such Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Guarantor into an Issuer or any other Guarantor or the liquidation and dissolution of such Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) with respect to any Series of Securities, upon the occurrence of any other condition set forth in the Board Resolution, the supplemental indenture or the Officer’s Certificate establishing the terms of such Series.

(b)                                 Upon receipt of a written request of the Issuers accompanied by an Officer’s Certificate and an Opinion of Counsel to the effect that any Guarantor is entitled to release from the Guarantee in accordance with the provisions of this Indenture, the Trustee shall sign an appropriate instrument delivered to it evidencing the release of such Guarantor from the Guarantee.  Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities entitled to the benefits of the Guarantee as provided in this Indenture, subject to the limitations of Section 10.3.

Section 10.5.                          Mutilated, Destroyed, Lost and Stolen Notations of Guarantee.

If any mutilated Notation of Guarantee affixed to any Security is surrendered to the Trustee, the Guarantor that executed such Notation of Guarantee shall execute and deliver in exchange therefor a new Notation of Guarantee with respect to such Security.

If there shall be delivered to the Issuers and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Notation of Guarantee by a holder of a Security to which such Notation of Guarantee was originally affixed and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them and the applicable Guarantor harmless, then the applicable Guarantor shall execute, in lieu of any such destroyed, lost or stolen Notation of Guarantee, a new Notation of Guarantee with respect to such Security.

Upon the issuance of any new Notation of Guarantee under this Section 10.5, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and of counsel to the Issuers) connected therewith.

Every new Notation of Guarantee issued pursuant to this Section 10.5 in lieu of any destroyed, lost or stolen Notation of Guarantee shall constitute an original additional contractual obligation of the applicable Guarantor, whether or not the destroyed, lost or stolen Notation of Guarantee shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture.

The provisions of this Section 10.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notations of Guarantee.

ARTICLE XI.
SINKING FUNDS

Section 11.1.                          Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series if so provided by the terms of such Securities pursuant to Section 2.2 except as otherwise permitted or required by any form of the Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of the Securities of such Series is herein referred to as an “optional sinking fund payment.”  If provided for by the terms of the Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2.  Each sinking fund payment shall be applied to the redemption of the Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.2.                          Satisfaction of Sinking Fund Payments with Securities.

The Issuers may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities, (1) deliver the outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit the Securities of such Series to which such sinking fund payment is applicable and which have been repurchased or redeemed either at the election of the Issuers pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting the Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities and confirmed in the Officer’s Certificate for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If, as a result of the delivery or credit of the Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call the Securities of such Series for redemption, except upon receipt of an Issuer Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of an Issuer Order pay over and deliver to the Issuers any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuers to the Trustee of the Securities of that Series purchased by the Issuers having an unpaid principal amount equal to the cash payment required to be released to the Issuers.

Section 11.3.                          Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate in respect of a particular Series of Securities or unless a shorter perod shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Series of Securities, the Issuers will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of the Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Issuers shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days (unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.3.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

ARTICLE XII.
MISCELLANEOUS

Section 12.1.                          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision of the TIA shall control.

Section 12.2.                          Notices.

Any notice or communication by the Issuers, the Guarantors or the Trustee to the other, or by a Holder to the Issuers, the Guarantors or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery:

if to the Issuers or any Guarantor:

Phillips 66 Partners LP
3010 Briarpark Drive
Houston, Texas 77042
Attention:                             Paula A. Johnson
Telephone:                       (855) 283-9237

with a copy to:

Latham & Watkins LLP
811 Main Street

Suite 3700
Houston, Texas  77002
Attention:                             Brett E. Braden
Telephone:                       (713) 546-5400
Facsimile:                             (213) 546-5401

if to the Trustee:

The Bank of New York Mellon Trust Company, National Association

601 Travis Street, 16th Floor

Houston, Texas 77002

The Issuers, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be sent electronically or by first-class mail to his address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Issuers send a notice or communication to Securityholders, they shall send a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

Section 12.3.                          Communication by Holders with Other Holders.

The Securityholders of any Series may communicate pursuant to TIA § 312(b) with the other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4.                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall, if requested by the Trustee, furnish to the Trustee:

(a)                                 an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.5.                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                                 a statement that the person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.6.                          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of the Securityholders of one or more Series.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7.                          Legal Holidays.

Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a “Legal Holiday” is any day that is not a Business Day.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.8.                          No Recourse Against Others.

A director, officer, employee, unitholder or stockholder (past or present), as such, of the Issuers, the general partner of the Partnership or their respective Affiliates, or a Guarantor shall not have any liability for any obligations of the Issuers under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

Section 12.9.                          Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.10.                   Governing Laws.

THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 12.11.                   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or a Subsidiary of the Partnership.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12.                   Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.13.                   Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14.                   Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15.                   Securities in a Foreign Currency.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in more than one currency, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Securities.  Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, such conversion shall be at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Issuers) on any date of determination and shall be calculated by the Issuers. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.

Section 12.16.                   Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OF ANY SERIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.17.                   Act of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuers and the Guarantors, if made in the manner provided in this Section 12.17.

The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities of any Series shall be proved by the Holder list maintained under Section 2.6 hereunder.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of Securities of any Series shall bind every future Holder of the same Securities and the holder of each Securities of any Series issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Securities.

If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities of any Series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities of such Series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

Section 12.18.                   Judgment Currency.

The Issuers agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures a person could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures a person could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 12.19                      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.20                      FATCA.

In order to comply with applicable tax laws, rules and regulations under Sections 1471-1474 of the Internal Revenue Code of 1986, as amended (including directives, guidelines and interpretations promulgated by competent authorities), in effect from time to time (“FATCA”), the Issuers agree (i) upon request, to provide to the Trustee any tax-related information about Holders or any taxable transactions contemplated hereby (including any modification to the terms of such transactions), to the extent such information is directly available to the Issuers, so that the Trustee can determine whether it has tax-related obligations under FATCA and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to Holders under this Indenture to the extent necessary to comply with FATCA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

PHILLIPS 66 PARTNERS LP

By: PHILLIPS 66 PARTNERS GP LLC, its general partner

By:
Name:
Title:

PHILLIPS 66 PARTNERS FINANCE CORPORATION

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SIGNATURE PAGE TO INDENTURE

EXHIBIT A

FORM OF

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture to which this notation is affixed and subject to the provisions in such Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under such Indenture and such Securities by PHILLIPS 66 PARTNERS LP and PHILLIPS 66 PARTNERS FINANCE CORPORATION.

The obligations of such Guarantor to the Holders of such Securities and to the Trustee pursuant to the Guarantee and such Indenture are expressly set forth in Article XII of such Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee.

[NAME OF GUARANTORS]

By:
Name:
Title: